Exhibit 16.1

September 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read Digital Recorders, Inc.’s statements included under Item 4.01 of its Form 8-K dated September 10, 2004. We agree with such statements concerning our Firm in such Form 8-K.

With regard to the statement in the second sentence of the first paragraph and the statement in the first sentence in the fifth paragraph, we have no basis to agree or disagree with such statements and make no comments whatsoever.

Sincerely,

McGLADREY & PULLEN, LLP